GUIDA & JIMENEZ, P.A.
                          Certified Public Accountants



August 10, 1999



U.S. Securities Exchange Commission
Washington, D.C. 20549

Dear Sirs or Madam:

Effective July 23, 1999 our Firm resigned as independent auditors to Sentry Accounting, Inc. There were no unresolved issues or disputed matters pending at the time of our resignation.

Respectfully,

/s/ Guida & Jimenez, P.A.
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Guida & Jimenez, P.A.











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